FOR IMMEDIATE RELEASE	Contact:	David M. Findlay
Executive Vice President-
Administration and
Chief Financial Officer
(574) 267-9197

LAKE CITY BANK ANNOUNCES APPOINTMENT OF TOM HIATT TO BOARD OF DIRECTORS

Indianapolis Business Leader Named to Board

Warsaw, Indiana (January 10, 2007) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN) and Lake City Bank, today announced that Thomas A. Hiatt has been appointed to their respective Boards of Directors.

Mr. Hiatt, an Indianapolis resident, is the Managing Director and Co-founder of Indianapolis-based Centerfield Capital Partners. Centerfield provides growth and business expansion capital to privately held companies in the central region of the United States. Centerfield is one of the largest institutionally backed providers of private growth capital based in Indiana and is also the state's largest Small Business Investment Company (SBIC).

Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented on the appointment, “Tom brings an exceptional business background to our Board. With our continued focus on commercial lending, his knowledge obtained through working with Midwestern growth companies will be an excellent resource to our team. ”

Kubacki added, “Tom’s local knowledge and strong reputation will strengthen our efforts in the Indianapolis market, which we entered in late 2006. Tom’s decision to join our Board reflects his confidence in our ability to deliver for our business clients and provides us with instant credibility in the Indianapolis market.”

Hiatt commented, “As one of the largest Indiana-based banks, Lake City Bank offers growing businesses in central Indiana an opportunity to work with an institution with a rich Indiana legacy. With a 138 year history of serving businesses in northern Indiana, Lake City Bank’s entry into the Indianapolis market is an acknowledgement of the economic vitality and potential of the region.”

Mr. Hiatt serves in various capacities with professional and charitable organizations including Treasurer and member of the Board of Governors of the National Association of Small Business Investment Companies and Treasurer and Trustee of the Indiana Nature Conservancy. He also serves on the Advisory Council of the Burton D. Morgan Center for Entrepreneurship at the Krannert School of Business at Purdue University and the Board of Visitors of Indiana University’s Kelly School of Business Administration. He is also a former President of The Venture Club of Indiana and a founder and former President of Friends of Holliday Park.

Mr. Hiatt graduated magna cum laude from Wabash College where he was a member of Phi Beta Kappa. He also holds a Masters of Science in Management from the Alfred P. Sloan School of Management of the Massachusetts Institute of Technology.

Lakeland Financial Corporation is a $1.8 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley. The Company also has a Loan Production Office in Indianapolis, Indiana.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Derivatives Group, LLC, Citigroup Global Market Holdings, Inc., E*Trade Capital Markets LLC, FTN Financial Securities Corp., FTN Midwest Securities Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Lehman Brothers Inc., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This press release contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.